CleanSpark Completes Acquisition of Pioneer Critical Power, Inc.

SALT LAKE CITY, UT January 23, 2019 /PRNewswire/ -- CleanSpark, Inc. (OTC: CLSK) (the “Company”), a microgrid company with advanced engineering, software and controls for innovative distributed energy resource management systems, and Pioneer Power Solutions, Inc. (NASDAQ: PPSI), a company engaged in the manufacture, sale and service of electrical transmission, distribution and on-site power generation equipment, today announced that the two companies have closed a merger transaction wherein CleanSpark acquired Pioneer's wholly owned subsidiary, Pioneer Critical Power, Inc. (PCPI). The entity acquired is not related to Pioneer’s engine generator business headquartered in Minneapolis, Minnesota operating under the same name. Pioneer will continue to retain and operate that business under the PCPI name and CleanSpark will change the name of the acquired entity to CleanSpark Critical Power Systems, Inc., no later than February 22 , 2019.

Through this acquisition, the Company became the sole owner of strategic intellectual property currently held by PCPI. CleanSpark plans to utilize its new intellectual property to enter into the switchgear equipment sales industry. The Company further acquired executed contracts, which it expects will result in approximately $3.6 million in gross sales during early 2019. As a further condition of the Agreement, CleanSpark and PPSI entered into a Non-Competition and Non-Solicitation Agreement whereby Pioneer Power agreed, among other things, to not compete with the Company or solicit employees or customers of the Company for a period of four years. PPSI also signed an Indemnity Agreement to indemnify the Company of certain contingencies.

Concurrent with the acquisition, CleanSpark entered into a Contract Manufacturing Agreement, whereby Pioneer Power shall exclusively manufacture parallel switchgears, automatic transfer switches and related control and circuit protective equipment for CleanSpark for a period of no less than eighteen months.

“This acquisition will allow CleanSpark to continue to build our intellectual property portfolio and secure substantial revenues, without the capital exposure generally required to operating a manufacturing facility, stated CleanSpark’s President and CFO, Zachary Bradford. We’ll own the rights to the customer base, the intellectual property and a, UL (Underwriters Laboratories) file portfolio and we expect to benefit from the associated existing and future revenues, but without the exposure of large capital investments in inventory, equipment and facilities. As a result of this transaction, the prior agreement between CleanSpark and PPSI, to acquire Pioneer Custom Electrical Products has been terminated with the mutual agreement of both parties”, concluded Bradford.

As consideration for the assets, CleanSpark will provide Pioneer with the following:

  1,750,000 shares of CleanSpark common stock;
  a 5-year warrant to purchase 500,000 shares of CleanSpark common stock at an exercise price of $1.60 per share;
  a 5-year warrant to purchase 500,000 shares of CleanSpark common stock at an exercise price of $2.00 per share;

CleanSpark is a San Diego based technology company whose services offer clarity, control, and surety for Distributed Energy Resource (DER) and Microgrid solutions. CleanSpark's patented suite of technology and services enable large power users to meet their objectives for utility cost savings, greenhouse gas reductions, and energy security by actively managing their power generation and energy storage resources while also unlocking revenue potential via tenant power sales and/or energy market participation. CleanSpark's patented approach is technology agnostic, integrating a multitude of DER technologies, which provides for maximum return on new and legacy investments for each unique site. CleanSpark's proprietary Microgrid Value Stream Optimizer (mVSO) modeling engine provides a bankable financial proforma with turnkey execution through its increasing ecosystem of reputable partners, and then automates the operation of the system to deliver upon each customer's primary objective with CleanSpark's mPulse Software and Control Suite.

mPulse seamlessly integrates with existing and new DERs while remaining flexible to expand in the future. A unique feature of mPulse is its ability to learn energy usage patterns and dynamically adopt efficient modes of operation to ensure customers reap the highest financial returns. By actively coordinating electric loads, self-generation, and energy storage, mPulse is able to significantly lower utility costs in the near and long term automatically. Regardless of rate structure changes, Clients experience no disruption to their normal operations, nor do they need to change behaviors to achieve energy reduction and savings. Integrated in mPulse deployments are additional layers of cyber-security and energy security for critical loads in the event of grid disturbances. All this makes it easy for commercial and industrial operations to quickly turn proven technologies into moneymaking microgrids that replace total grid dependence.

About CleanSpark, Inc.

CleanSpark provides advanced energy software and control technology that enables a plug-and-play enterprise solution to modern energy challenges. Our services consist of intelligent energy monitoring and controls, microgrid design and engineering, microgrid consulting services, and turn-key microgrid implementation services. CleanSpark's software allows energy users to obtain resiliency and economic optimization. Our software is uniquely capable of enabling a microgrid to be scaled to the user's specific needs and can be widely implemented across commercial, industrial, military and municipal deployment. For more information on CleanSpark, please visit http://www.cleanspark.com.

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. manufactures, sells and services a broad range of specialty electrical transmission, distribution and on-site power generation equipment for applications in the utility, industrial, commercial and backup power markets. Pioneer's principal products and services include custom-engineered electrical transformers, low and medium voltage switchgear and engine-generator sets and controls, complemented by a national field-service organization to maintain and repair power generation assets. Pioneer is headquartered in Fort Lee, New Jersey and operates from 13 additional locations in the U.S., Canada and Mexico for manufacturing, centralized distribution, engineering, sales, service and administration. To learn more about Pioneer, please visit its website at www.pioneerpowersolutions.com.

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Information about Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements are generally identifiable by the use of words like "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties outside of our control that can make such statements untrue, including, but not limited to, the asset purchase transaction not being timely completed, if completed at all; prior to the completion of the asset purchase transaction, Pioneer's or CleanSpark's respective businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, business partners or governmental entities; and the parties being unable to successfully implement integration strategies or realize the anticipated benefits of the acquisition, including the possibility that the expected synergies and cost reductions from the proposed acquisition will not be realized or will not be realized within the expected time period.  In addition, other factors that could cause actual results to differ materially are discussed in our respective filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. We undertake no obligation to publicly update or revise our forward-looking statements as a result of new information, future events or otherwise.

Contact:

CleanSpark Investor Relations:

Parker Mitchell
Regal Consulting
702-742-8991
info@cleanspark.com

Pioneer Power Solutions Investor Relations
Brett Maas, Managing Partner
Hayden IR
(646) 536-7331
brett@haydenir.com

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